Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Consolidated Container Company LLC on Form S-4 of our report dated March 22, 2004, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings “Selected Financial Data” and “Experts” in such Prospectus.

/s/    DELOITTE & TOUCHE LLP

Atlanta, Georgia

July 23, 2004